UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023

Paychex, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-11330	16-1124166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 385-6666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Efrain Rivera, Senior Vice President and Chief Financial Officer of Paychex, Inc. (the “Company”), notified the Company of his intention to retire as Chief Financial Officer effective as of end of business on October 12, 2023, following which Mr. Rivera will continue to serve as a senior advisor to the Company through December 31, 2023.

Also on September 5, 2023, the Board appointed Robert L. Schrader, age 51, to serve as the Company’s Senior Vice President and Chief Financial Officer effective as of October 13, 2023. Mr. Schrader assumed the role of Vice President, Finance and Investor Relations in January 2023. Prior to January 2023, he served in successive roles as Vice President and Controller, Senior Director of Financial Planning and Analysis, and Director of Internal Audit since joining the Company in December 2014.

Upon Mr. Schrader becoming the Company’s Senior Vice President and Chief Financial Officer on October 13, 2023, Mr. Schrader’s total annual compensation will be increased to $2,100,000 at target. His base salary will be increased to $450,000 per year. On October 15, 2023, Mr. Schrader will receive a non-qualified stock option award with a grant date fair value of $120,000 that will vest in three equal annual installments, have a 10-year term and an exercise price equal to the closing price of the Company’s common stock on October 13, 2023. Mr. Schrader will also receive a time-based restricted stock unit award with a grant date fair value of $80,000 that vests in three equal annual installments and a performance-based restricted stock unit award with a grant date fair value of $200,000 at target that will vest upon the achievement of the two-year performance metrics established by the Compensation and Leadership Committee in July 2023, followed by a one-year service vesting period. Mr. Schrader will also be eligible to receive a cash annual incentive program award with a target of 100% of his base salary for the portion of the fiscal year ending May 31, 2024 (“fiscal 2024”) he serves as the Company’s Senior Vice President and Chief Financial Officer upon the same performance metrics established for Mr. Rivera for fiscal 2024. For the portion of fiscal 2024 in which Mr. Schrader serves as Vice President, Finance and Investor Relations, he will continue to participate in the same compensation and benefit arrangements available to other officers of the Company.

There is no other arrangement or understanding between Mr. Schrader and any other persons as it relates to his appointment as Senior Vice President and Chief Financial Officer. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Schrader and any of the Company’s directors or executive officers. Mr. Schrader is not and has not been a participant, or had any interest, in any related party transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on September 5, 2023, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Description

Exhibit 99.1	Press Release of Paychex, Inc. dated September 5, 2023
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.

Date:	September 5, 2023	By:	/s/ John B. Gibson
John B. Gibson President and Chief Executive Officer